Exhibit 99.1

ANNUAL MEETING OF SHAREHOLDERS

WELCOME!

April 21, 2005

C. Dowd Ritter

Chairman and Chief Executive Officer

2004 Performance Highlights

2004*

Diluted earnings per share

$1.89

Net income (in millions)

$675.9

Return on equity

20.17%

Efficiency ratio

55.00%

Net Interest Margin

3.47%

Net charge-offs ratio

0.37%

NPAs to loans

0.34%

*Excludes $54 million settlement charge. See the reconciliation of GAAP amounts to non-GAAP amounts on the Form 8-K filed today by AmSouth.

2004 Noteworthy Events

Hurricane impact Regulatory agreements

Credit card sale

Federal Home Loan debt prepayment

Evolving banking environment

First Quarter Performance Highlights

Diluted earnings per share

$0.50

Net income (in millions)

$178.6

Return on equity

20.5%

Efficiency ratio

52.7%

Net Interest Margin

3.45%

Net charge-offs ratio

0.23%

NPAs to loans

0.34%

AmSouth Maintains a Leadership Position in Attractive Markets

$9 billion Market Cap

$50 billion in Assets

685+ Branches

1,250+ ATMs

1.9 million Households

12,600 Employees

Capitalizing on Market Opportunities

Strategic Initiatives

Sustain growth in Consumer Banking

Continue aggressive growth in Business Banking

Grow Commercial Banking business with improved credit quality

Double contribution from Wealth Management

Double Florida’s contribution

Emphasize sales productivity, service quality and customer retention

Leverage technology across all lines of business with increasing emphasis on Internet services

AmSouth Outperforms Broader Market $25,000 $20,000 $15,000 $10,000 $5,000 $0 $21,696

16.8% $8,517

-3.2%

5 Year

AmSouth S&P 500 Index

AmSouth Outperforms Broader Market $50,000 $40,000 $30,000 $20,000 $10,000 $0 $40,854

15.1% $27,862

10.8%

10 Year

AmSouth S&P 500 Index

AmSouth Outperforms Broader Market $900,000 $750,000 $600,000 $450,000 $300,000 $150,000 $0 $743,049

13.8% $347,990

11.3%

Since 1971

AmSouth S&P 500 Index

ANNUAL MEETING OF SHAREHOLDERS

April 21, 2005